Exhibit 4.1
                                                                     -----------




                                 TRUST AGREEMENT

                  TRUST AGREEMENT, between MSDW Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated July 7, 1999 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Terms Schedule attached hereto and the Standard Terms so incorporated by reference.

                  WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

                  WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units; and

                  WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

                  WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

                  WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

                  NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having an initial Unit Principal Balance identified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof and of the Standard Terms.

                  IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Terms Schedule attached hereto.

                        LASALLE BANK NATIONAL ASSOCIATION
                          as Trustee on behalf of the Trust identified in
                          Schedule I hereto, and not in its individual capacity

                        By:  /s/ Brian D. Ames
                             ----------------------------
                             Name:  Brian D. Ames
                             Title: Vice President


                        MSDW STRUCTURED ASSET CORP.


                        By:  /s/ John Kehoe
                             ----------------------------
                             Name:  John Kehoe
                             Title: Vice President



Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   Schedule I

                           (Terms of Trust and Units)

Trust:                             SATURNS Trust No. 2001-8

Date of Trust Agreement:           December 20, 2001

Trustee: LaSalle Bank National Association. References to Chase Bank of Texas, National Association in the Standard Terms shall be inapplicable.

Initial Unit Principal Balance:    $44,338,650

Issue Price:                       100%

Number of Units:                   1,773,546 (Unit Principal Balance of $25
                                   each)

Minimum Denomination:              $25 and $25 increments in excess thereof. The
                                   minimum denomination specified in Section
                                   5.01(a) of the Standard Terms shall not
                                   apply. Each $25 of Unit Principal Balance is a Unit.

Cut-off Date:                      December 20, 2001

Closing Date:                      December 20, 2001

Specified Currency:                United States dollars

Business Day:                      New York, New York and Chicago, Illinois

Interest Rate:                     7.40%

Interest Reset Period:             Not Applicable

Rating:                            A3 on watch for possible downgrade
                                   by Moody's

                                   A- watch negative by S&P

Rating Agencies:                   Moody's and S&P

Scheduled Final Distribution Date: March 15, 2029. The Units will have the same final maturity as the Securities.

Prepayment/Redemption:             The Trust Property is subject to redemption
                                   at any time and is subject to call in
                                   accordance with Schedule III.

                                   If the rights under the Swap Agreement is partially exercised or if there is a partial redemption of the Securities, the Trustee will randomly select Units to be redeemed in full from the proceeds of such partial exercise of the Swap Agreement or partial redemption of the Securities.

Additional Distribution:           If any of the Securities are redeemed by the
                                   Security Issuer prior to December 20, 2006 each of the Units which are redeemed in connection with such redemption of Securities
                                   (or a related exercise or deemed exercise pursuant to Schedule III) will receive a pro rata distribution from the proceeds of the redemption of the Securities remaining after payment of principal and interest on such Units up to a maximum of $2.50 per Unit.

Corporate Trust Office:            The definition of "Corporate Trust Office" in
                                   the Standard Terms shall not apply.

                                   The Corporate Trust Office shall be the
                                   Trustee's Asset-Backed Securities Trust
                                   Services Group having an office at 135 S.
                                   LaSalle Street, Suite 1625, Chicago, Illinois 60603 or such other addresses as the Trustee may designate from time to time by notice to the Unitholders, the Depositor, the Swap Counterparty and the Guarantor.

Swap Agreement:                    The ISDA Agreement referred to in Schedule
                                   III. In addition, in connection with an
                                   additional issuance of Units, any additional
                                   Swap Agreement entered into in connection therewith.

Swap Counterparty:                 Party A to the Swap Agreement referred to in
                                   Schedule III or any assignee thereof. In addition, in connection with an additional issuance of Units, Party A to any additional
                                   Swap Agreement or any assignee thereof.

                                   In the event that there is more than one Swap Counterparty at any time when a partial termination or a deemed exercise is to occur under only part of the options outstanding under all Swap Agreements, the Trustee shall randomly select which options under the Swap Agreements shall be selected for such partial termination or deemed exercise.

Guaranty:                          Morgan Stanley Dean Witter & Co. (the
                                   "Guarantor") shall guarantee the obligations of Morgan Stanley & Co. International Limited
                                   ("MSIL") for so long as MSIL is Party A to any Swap Agreement with the Trust.

Swap Notional Amount:              The Notional Amount specified in
                                   Schedule III.

Swap Payment Date:                 Any date upon which the rights under the Swap
                                   Agreement may be exercised.

Swap Rate:                         Not Applicable

Additional Swap Agreements:        In connection with an additional issuance of
                                   Units, the Depositor may arrange for the Trust to enter into an additional Swap
                                   Agreement with identical terms as the Swap
                                   Agreement entered into as of the Closing Date with an additional Swap Counterparty, except that such Swap Agreement may have a different
                                   Swap Counterparty and premium amount than the Swap Agreement entered into on the Closing
                                   Date. The Rating Agency Condition must be satisfied in connection with respect to the Swap Counterparty.

Distribution Date:                 Each March 15 and September 15, commencing
                                   March 15, 2002.

                                   If any payment with respect to the Securities held by the Trust is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution on the Units will not occur until the next Business Day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed.

Record Date:                       Each March 1 and September 1, regardless of
                                   whether such day is a Business Day.

Form:                              Global

Depositary:                        DTC

Trustee Fees and Expenses:         As compensation for and in payment of trust
                                   expenses related to its services hereunder other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees on each Distribution Date in the amount equal to $3,750. The Trustee Fee shall cease to accrue after termination of the Trust. The "Trigger
                                   Amount" with respect to Extraordinary Trust
                                   Expenses for the Trust is $25,000 and the Maximum Reimbursable Amount is $100,000. The
                                   Trustee Fee will be paid by the Expense
                                   Administrator. Expenses will be reimbursed by the Expense Administrator in accordance with the Expense Administration Agreement.

Expense Administrator:             The Depositor will act as Expense
                                   Administrator on behalf of the Trust pursuant to an Expense Administration Agreement, dated as of December 20, 2001 (the "Expense
                                   Administration Agreement"), between the
                                   Depositor as Expense Administrator (the
                                   "Expense Administrator") and the Trust.

                                   The Expense Administrator will receive a fee equal to 0.025% per annum of the principal amount of the Securities held by the Trust as its fee, payable on the basis of a 360 day year consisting of twelve 30 day months. The Expense Administrator's fee is payable only from available interest receipts received with respect to the Securities after application of such receipts to payment of accrued interest on the Units and any Swap Termination Payments currently owing.

                                   In addition the Expense Administrator shall own that portion of the Securities which represent the interest of a fractional Unitholder that would remain after a partial exercise or deemed exercise of the Swap Agreement had the Swap Counterparty not been obligated to pay the Fractional Unit Make Whole Amount (pursuant to and as defined in the Swap Agreement). The Expense Administrator shall receive all interest and principal with respect to such portion of the Securities.

                                   The Expense Administrator will be responsible for paying the Trustee Fee and reimbursing certain other expenses of the Trust in accordance with the Expense Administration Agreement.

Listing: The Depositor has applied to list the Units on the New York Stock Exchange

ERISA Restrictions:                None of the restrictions in the Standard
                                   Terms relating to the Employee Retirement
                                   Income Security Act of 1974, as amended, and related matters shall apply.

Deemed Representations:            Not Applicable

QIB Restriction                    Not Applicable

Trust Wind-Up Event:               The Trust Wind-Up Events specified in
                                   Sections 9.01(a), 9.01(c), 9.01(d), 9.01(f)
                                   and 9.01(h) shall not apply. The Trust Wind
                                   Events specified in Sections 9.01(b)
                                   (Security Default), 9.01(e) (Early
                                   Termination Date designated due to
                                   "illegality" or "tax event" under the Swap
                                   Agreement), 9.01(g) (Disqualified
                                   Securities), 9.01(i) (Excess Expense Event) shall apply. Pursuant to Section 9.01(j), the following events also shall constitute Trust
                                   Wind-Up Events: (i) redemption (or completion of a self-tender) by the Security Issuer of all Securities held by the Trust and (ii) exercise of the right to purchase Securities under the Swap Agreement as to all Securities held by the Trust.

                                   If a Trust Wind-Up Event occurs because the Swap Counterparty exercises its rights to purchase all of the Securities held by the Trust and the Swap Counterparty specifies cash settlement in connection with such exercise and if the Selling Agent cannot obtain a bid for the Securities in excess of 100% of the aggregate Unit Principal Balance, then the Securities will not be sold, the Swap Counterparty's exercise of the call option will be deemed rescinded and the Trust Wind-Up Event will be deemed not to have occurred.

Termination:                       If a Trust Wind-Up Event occurs (other than
                                   due to exercise of the right to purchase
                                   Securities under the Swap Agreement as to all Securities held by the Trust), any Securities held by the Trust will be liquidated (in the case of a Trust Wind-Up Event resulting from a self-tender offer, by tender to the Security Issuer) and the proceeds will be applied first to redeem the Units at 100% of their principal balance plus accrued interest and then to apply any remaining amounts to the payment of any amounts owed to the Swap
                                   Counterparty as a Swap Termination Payment under the Swap Agreement.

                                   In the event the Security Issuer makes a self-tender offer for the Securities, 100% of the Unitholders may direct the Trustee to tender all of the Securities held by the Trust. The Trustee will only accept an instruction to tender the Securities if all of the Securities held by the Trust are to be tendered. The Units will receive the proceeds after payment of a Swap Termination Payment determined on the basis of "Market Quotation" under the Swap Agreement (with the Trust as sole Affected Party) as advised by the Swap Counterparty.

Terms of Retained Interest:        The Depositor retains the right to receive
                                   any and all interest that accrues on the Securities prior to the Closing Date. The
                                   Depositor will receive such accrued interest on the first Distribution Date for the Units and such amount shall be paid from the interest payment made with respect to the Securities on March 15, 2002.

                                   The amount of the Retained Interest is
                                   $865,835.

                                   If a Security Default occurs on or prior to March 15, 2002 and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Securities.

Call Option Terms:                 Not applicable.

Security Default:                  The definition of Security Default in the
                                   Standard Terms shall not apply. A "Security
                                   Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable Security
                                   Agreement and failure to pay the accelerated amount on the acceleration date; (ii) the failure of the Security Issuer to pay an installment of principal of, or any amount of interest due on, the Securities after the due date thereof and after the expiration of any applicable grace period; or (iii) the occurrence of certain events of default under such Securities and/or Security Agreement relating to the insolvency or bankruptcy of the Security Issuer.

Sale of Securities                 If the Trust must sell the Securities it
                                   holds, the Trust will sell the Securities through the Selling Agent in accordance with
                                   Section 9.03(b) and the following terms. The
                                   Selling Agent will solicit bids for all of the Securities held by the Trust from at least three registered broker-dealers of national reputation. The Selling Agent will, on behalf of the Trust, sell the Securities at the highest bid price received.

Additional Issuance of Units:      Upon no less than 5 days' notice to the
                                   Trustee, the Depositor may deposit additional
                                   Securities at any time in exchange for
                                   additional Units in a minimum aggregate
                                   amount of $250,000 and, if in excess of such amount, in a $25 integral multiple in excess thereof. The principal amount of Securities deposited must be in the same ratio to the Unit Principal Balance of the Units received for such deposit as the ratio of the aggregate principal amount of the Securities deposited on the Closing Date to the aggregate Unit Principal Balance on the Closing Date. The Depositor must either arrange for the Swap Counterparty and the Trust to increase proportionally the notional amount under the Swap Agreement or arrange for an additional Swap Agreement to be entered into between the Trust and an additional Swap Counterparty. The Rating
                                   Agency Condition must be satisfied in
                                   connection with any such additional issuance.

Selling Agent:                     Morgan Stanley & Co. Incorporated.
                                   Notwithstanding any provision of the Standard
                                   Terms to the contrary, any sale of the
                                   Securities shall be conducted by and through the Selling Agent and not the Trustee.

Rating Agency Condition:           The definition of Rating Agencies Condition
                                   in the Standard Terms shall not apply.

                                   "Rating Agency Condition": With respect to any specified action or determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units; provided, however, that if the Rating Agency Condition specified herein is to be satisfied only with respect to Moody's or S&P, only clause (i) or clause (ii) shall be applicable. Such satisfaction may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

Eligible Account:                  The definition of "Eligible Account" in the
                                   Standard Terms shall not apply.

                                   "Eligible Account": A non-interest bearing account, held in the United States, in the name of the Trustee for the benefit of the Trust that is either (i) a segregated account or segregated accounts maintained with a Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aa2 by Moody's, A-1+ and AA by S&P, and, if rated by Fitch, F1 and AA by Fitch at the time any amounts are held on deposit therein including when such amounts are initially deposited and all times subsequent or (ii) a segregated trust account or segregated accounts maintained as a segregated account or as segregated accounts and held by the Trustee in its Corporate Trust Office in trust for the benefit of the Unitholders.

Permitted Investments:             The following shall be a Permitted Investment
                                   in addition to the investments specified in the Standard Terms:

                                   Units of the Dreyfus Cash Management Fund
                                   Investor Shares or any other money market funds which are rated in the highest applicable rating category by each Rating Agency (or such lower rating if the Rating Agency Condition is satisfied).

Non-U.S. Persons                   Notwithstanding anything to the contrary
                                   herein or in the Standard Terms, any
                                   beneficial owner of any Units which is a non-U.S. person shall not be entitled to exercise any rights of the Unitholders to instruct or direct the Trustee.

Other Terms:                       The Trust shall not merge or consolidate with
                                   any other trust, entity or person and the Trust shall not acquire the assets of, or an interest in, any other trust, entity or person except as specifically contemplated herein.

                                   The Trustee shall provide to the Unitholders copies of any notices it receives with respect to a redemption of the Securities or a call of the Securities under the Swap Agreement and any other notices with respect to the Securities.

                                   The reference to "B2" in the definition of Certificate in the Standard Terms shall be replaced with "Exhibit B2".

                                   The reference to "Section 10.02(ix)" in the definition of Available Funds in the Standard Terms shall be replaced with "Section 10.02(a)(ix)".

                                   The reference to "Section 3.04" in the
                                   definition of Unit Account in the Standard
                                   Terms shall be replaced with "Section 3.05".

                                   The transfer by the Depositor to the Trustee specified in Section 2.01(a) of the Standard Terms shall be in trust.

                                   Section 2.06 of the Standard Terms shall be incorporated herein by inserting "cash in an amount equal to the premium under the Swap Agreement and" after the phrase "constituting the Trust Property," therein.

                                   The reference to "calendar day" in the last sentence of Section 3.06 of the Standard Terms shall be replaced with "Business Day".

                                   Section 4.02(d) of the Standard Terms shall be incorporated herein by striking "and the Trustee on behalf of the Unitholders" from the first sentence of the second paragraph thereof.

                                   Section 5.03(c) of the Standard Terms shall be incorporated herein by striking "(if so required by the Trustee or the Unit Registrar)" from the first sentence thereof.

                                   Section 7.01(c)(i) of the Standard Terms shall be incorporated herein by replacing the first word thereof ("after") with "alter".

                                   Section 7.02 of the Standard Terms shall be incorporated herein by striking "(i) the Trustee determines that such amendment will not adversely affect the interests of the Unitholders and (ii)" from the first sentence thereof, inserting "on which it may conclusively rely" after "Opinion of Counsel" in such sentence, and striking "clause (ii)" from the second sentence of such Section.

                                   Section 9.03(a) of the Standard Terms shall be incorporated herein by striking "or oral" after the "at any time by" in the third sentence thereof.

                                   Clause (ix) of Section 10.02(a) shall not apply.

                                   Section 10.02(a)(x) of the Standard Terms shall be replaced with the following:

                                   (x) the Trustee shall have the power to sell the Securities and other Trust Property, in accordance with Article IX and XI, through the Selling Agent or, if the Selling Agent shall have resigned or declined to sell some or all of the Securities, any broker selected by the Trustee (at the direction of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Termination Payments) or reimbursable to itself in respect of unpaid Extraordinary Trust Expenses and to use the proceeds thereof to make such payments after the distribution of funds or Trust Property to Unitholders. Any such broker shall be instructed by the Trustee to sell such Trust Property in a reasonable manner designed to maximize the sale proceeds.

                                   Section 10.05(b) of the Standard Terms shall be incorporated herein by replacing ", pursuant to the first sentence of this paragraph" with "the Trustee shall be indemnified by the Trust, however," in the last sentence thereof.

                                   Section 10.06(a) of the Standard Terms shall be incorporated herein by inserting "or association" after the word "corporation" in the second sentence thereof.

                                   Section 10.07(a) of the Standard Terms shall be incorporated herein by replacing "notice or resignation" with "notice of resignation" in the second sentence thereof and striking the last two sentences thereof.

                                   Section 10.10(b) of the Standard Terms shall be incorporated herein by inserting "The Trustee shall not be liable for the acts or omissions of any co-trustee." after the last sentence thereof.

                                   Section 10.14 of the Standard Terms shall be replaced with the following:

                                   SECTION 10.14. Non-Petition. Prior to the date that is one year and one day after all distributions in respect of the Units have been made, none of the Trustee, the Trust or the Depositor shall take any action, institute any proceeding, join in any action or proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such Insolvency Law.

                                   Section 12.01(a) of the Standard Terms shall be incorporated herein by replacing "(v)" with "(vi)" in the last proviso thereof.

                                   Section 12.01(c) of the Standard Terms shall be incorporated herein by inserting ",provided at the expense of the party requesting such amendment," after "Opinion of Counsel".

                                   Section 12.05 of the Standard Terms shall be incorporated herein by striking "the Trustee and" in the last sentence of the second paragraph thereof.

                                   The reference to "its President, its
                                   Treasurer, or one of its Vice Presidents, Assistant Vice Presidents or Trust Officers" in the first sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                   The reference to "the proper officers" in the second sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                   The reference to "one of its authorized
                                   signatories" in the first sentence of Section 5.02(d) of the Standard Terms shall be replaced with "a Responsible Officer".

                                   The reference to the "Trust" in the first sentence of Section 5.08(b) of the Standard Terms shall be replaced with the "Trustee".

                                   References to D&P in the Standard Terms shall be incorporated as references to Fitch Inc. ("Fitch").

                                   Schedule II

                            (Terms of Trust Property)

      Securities:                  AT&T 6.50% Debentures due March 15, 2029

      Security Issuer:             AT&T Corp.

      Principal Amount:            $50,700,000

      Security Rate:               6.50%

      Credit Ratings:              A3 on watch for possible downgrade
                                   by Moody's

                                   A- watch negative by S&P

      Listing:                     New York Stock Exchange
                                   Luxembourg Stock Exchange

      Security Agreement:          An indenture dated as of September 7, 1990,
                                   between the Security Issuer and The Bank of New York, as trustee, as amended by a supplemental indenture dated as of October
                                   30, 1992 and as further supplemented from time to time by supplemental indentures.

      Form:                        Global

      Currency of                  United States dollars
      Denomination:

      Acquisition Price            84.9482%
      by Trust:

      Security Payment Date:       Each March 15 and September 15, commencing
                                   September 15, 1999.

      Original Issue Date:         The Securities were issued March 26, 1999.

      Maturity Date:               March 15, 2029.

      Sinking Fund Terms:          Not Applicable

      Redemption Terms:            The Securities are redeemable in whole or in
                                   part at any time and from time to time,
                                   subject to payment of a make-whole amount, if applicable.

      CUSIP No.:/ISIN No.          001957 AW9

      Security Trustee:            The Bank of New York

      Available Information        The Security Issuer is subject to the
      Regarding the Security       informational requirements of the Securities
      Issuer (if other than U.S.   Exchange Act of 1934, as amended, and in
      Treasury obligations):       accordance therewith files reports and other
                                   information with the Securities and Exchange
                                   Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
                                   Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the
                                   Commission: Woolworth Building, 233 Broadway,
                                   New York, New York 10279 and Northwest Atrium
                                   Center, 500 West Madison Street, Chicago,
                                   Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
                                   Washington, D.C. 20549 at prescribed rates.

                                  Schedule III

--------------------------------------------------------------------------------
Date: December 20, 2001

To:   SATURNS Trust No. 2001-8        From:    Morgan Stanley & Co.
                                               International Limited

Attn: Asset-Backed Securities Group   Contact: Chris Boas
      SATURNS Trust No. 2001-8

Fax:  312-904-2084                    Fax:     212-761-0406

Tel:  312-904-7807                    Tel:     212-761-1395
--------------------------------------------------------------------------------

Re: Bond Option Transaction. MS Reference Number S7525

         The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between you and Morgan Stanley & Co. International Limited ("MSIL"), with Morgan Stanley & Co. Incorporated ("MS&Co."), as agent, on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement below.

         The definitions and provisions contained in the 1997 ISDA Government Bond Option Definitions as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation and this transaction shall be deemed a "Government Bond Option Transaction" for purposes of such definitions. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

         1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of December 20, 2001, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

          2. The terms of the particular Transaction to which this Confirmation relates are as follows:

I. General Terms

Trade Date:                        December 20, 2001

Option Style:                      American

Option Type:                       Call

Buyer:                             MSIL ("Party A")

Seller:                            SATURNS Trust No. 2001-8 ("Party B")

Bonds:                             The obligation identified as follows:
                                   Bond Issuer:               AT&T Corp.
                                   Issue:                     6.50% Debentures
                                                              due 2029
                                   CUSIP:                     001957 AW9
                                   Coupon:                    6.50%
                                   Maturity Date:             March 15, 2029
                                   Face Amount Purchased:     USD 50,700,000

Premium:                           USD $126,750

Premium Payment Date:              December 20, 2001

Number of Options:                 50,700

Option Entitlement:                USD 1,000 of face amount of the Bonds per
                                   Option.

Strike Price:                      (i) For any Exercise Date prior to December
                                   20, 2006, the redemption price of the Bonds including any make-whole amount (expressed as a percentage) subject to a maximum of 110% of the aggregate Unit Principal Balance or (ii) for any Exercise Date on or after December
                                   20, 2006, 87.453% of the face amount of the Bonds.


Calculation Agent:                 Party A

II. Exercise Terms

Automatic Exercise:                Inapplicable

Exercise Period:                   Any Business Day from, and including, 9:00
                                   a.m. (New York time) on December 20, 2006 to, and including, the Expiration Time on the Expiration Date; provided, however, the
                                   Exercise Period shall also include any
                                   Business Day prior to December 20, 2006 with respect to any such Bonds as to which notice of redemption has been delivered by the Issuer (including if necessary, additional
                                   Bonds to allow for the exercise of whole
                                   Options).

Exercise Date:                     For each Option exercised or deemed
                                   exercised, the day during the Exercise Period on which that Option is or is deemed to be exercised, subject to the Deemed Exercise and Alternative Settlement provision set forth below.

Multiple Exercise:                 Applicable

Minimum Number of Options:         The lesser of 50,700 or the number of Options
                                   remaining unexercised; provided, that, if such exercise occurs contemporaneously with a redemption of the Bonds by the Bond Issuer, a number of Options corresponding to the number of Securities held by Party B that are being redeemed may be exercised instead.

Maximum Number of Options:         50,700

Integral Multiple:                 1

Written Confirmation of Exercise:  Applicable. Buyer shall give irrevocable exercise notice which may be given orally
                                   (including by telephone) during the Exercise
                                   Period but no later than the Notification
                                   Date. Buyer will execute and deliver a
                                   written exercise notice confirming the
                                   substance of such oral notice, however,
                                   failure to provide such written notice will not affect the validity of the oral notice.

                                   Buyer may, by written notice thereof to
                                   Seller, delegate its rights to provide a notice of exercise hereunder to a third party (the "Third Party"). Any such delegation will be irrevocable by Buyer without the written consent of the Third Party. Any such Third Party will have the same rights and obligations regarding providing notice of exercise hereunder as the Buyer had prior to such delegation. While any such delegation is effective, Seller will only recognize a notice of exercise that is provided by the Third Party. For the avoidance of doubt, any delegation of rights pursuant to this paragraph does not release Buyer from any payment or other obligations to the Seller hereunder and no Third Party shall have any obligations to the Seller for the payment of amounts hereunder.

                                   If Party A specifies Cash Settlement in its notice of exercise and if Party B cannot obtain a bid for the Bonds held by it in excess of the Strike Price, then Party A's notice of exercise will be deemed rescinded.

Notification Date:                 Any date at least 25 calendar days but not
                                   more than 60 calendar days prior to the
                                   Exercise Date, provided that any date which is 30 calendar days after the Bond Issuer provides notice of redemption is also a Notification Date.

Limited Right to Confirm Exercise: Inapplicable

Expiration Date:                   March 15, 2026

Expiration Time:                   4:00 p.m. New York time

Business Days:                     New York and Chicago

III. Settlements:

Settlement:                        Physical Settlement (subject to
                                   the Deemed Exercise and Alternative
                                   Settlement provision below), unless Party A specifies Cash Settlement, in which case Cash
                                   Settlement shall apply. Party A will notify
                                   Party B separately regarding the clearance system details.

Bond Payment:                      An amount equal to the sum of:



                                   (i) The product of the Strike Price and the Exercised Call Notional Amount,

                                   (ii) The accrued interest, if applicable, and

                                   (iii) Any Fractional Unit Make Whole Amount.

                                   In addition, in connection with any partial exercise, Party A shall pay to the Expense Administrator an amount equal to the present value of the Trustee Fee (as defined in the Trust Agreement) that will accrue from the date of such exercise until the Scheduled Final Distribution Date (as defined in the Trust Agreement), assuming for this purpose that the Trust (as defined in the Trust Agreement) is not terminated prior to the Scheduled Final Distribution Date, multiplied by the Exercised Call Notional Amount and divided by $50,700,000.

Cash Settlement Amount:            If Cash Settlement is specified, then (i)
                                   Party B shall pay to Party A, against the payment by Party A set forth in clause (ii), the cash proceeds delivered in connection with sale of the Bonds by Party B (including any cash paid or delivered in respect of accrued interest on the Bonds) and (ii) Party
                                   A shall pay to Party B, against the payment and/or delivery set forth in clause (i), the Bond Payment.

Exercised Call Notional Amount:    The product of the Option Entitlement and the
                                   number of Options exercised on the relevant
                                   Exercise Date.

Settlement Date:                   Exercise Date

Deposit of Bond Payment:           With respect to Physical Settlement only,
                                   Party A must deposit the Bond Payment with the Trustee on the Business Day prior to the Exercise Date. The Bonds are to be delivered
                                   "free" to Party A.

                                   Deemed Exercise and Alternative Settlement:
                                   In the event that any of the Bonds held by Party B are redeemed by the Bond Issuer and paid in full in accordance with their terms, an equivalent number of Options with respect to any remaining Bonds held by Party B shall be deemed to have been exercised (and the requirements of notice of exercise and written confirmation of exercise deemed satisfied), in the same proportion as the portion of the Bonds held by Party B that are redeemed. The effective date of deemed exercise shall be 25 calendar days prior to the date on which Party B receives the cash proceeds delivered in connection with the redemption. As a result of such deemed exercise, (i) Party B shall pay to Party A, against the payment by Party A set forth in clause (ii), the cash proceeds delivered in connection with such redemption (including any cash paid or delivered in respect of accrued interest on the Bonds) and (ii) Party A shall pay to Party B, against the payment and/or delivery set forth in clause (i), the Bond Payment.

         3. Additional Definitions.

         "Expense Administration Agreement" means the expense administration agreement dated as of December 20, 2001 between Party B and the Expense Administrator.

         "Expense Administrator" means MSDW Structured Asset Corp. acting pursuant to the Expense Administration Agreement.

         "Fractional Unit Make Whole Amount" means the amount specified in paragraph 9.

         "Trust Agreement" means the trust agreement dated as of December 20, 2001, between the MSDW Structured Asset Corp. and LaSalle Bank National Association.

         4. Representations. Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A.

         5. Additional Termination Event. As set forth in the Agreement, a Trust Wind-Up Event will result in an Additional Termination Event under the Agreement with respect to which Party B shall be the Affected Party and this Transaction shall be an Affected Transaction.

         6. Swap Termination Payments. In the event an Early Termination Date is designated with respect to which this Transaction is an Affected Transaction (other than as a result of a self-tender), there shall be payable to Party A as a termination payment in lieu of the termination payment determined in accordance with Section 6(e) of the Agreement an amount equal to the excess (if any) of the sale proceeds in excess of the principal of and interest on the Units. If an early termination occurs due to a tender of the Bonds to the Bond Issuer, the Swap Termination Payment shall be determined under Section 6(e) determined on the basis of "Market Quotation" under the Swap Agreement (with Party B as sole Affected Party). If an early termination occurs due to a tender of the Bonds to the Bond Issuer, the Swap Termination Payment shall be paid prior to any payment on the Units.

         7. Assignment. The rights under this Confirmation and the Agreement may be assigned at any time and from time to time in whole or in part; provided that the Rating Agency Condition (as defined in the Trust Agreement) is satisfied with respect to such assignment and any transfer.

         8. Account Details.

Payments to Party A:             Citibank, N.A., New York
                                 SWIFT BIC Code: CITIUS33
                                 ABA No.  021 000 089
                                 FAO: Morgan Stanley & Co. International Limited
                                 Account No. 3042-1519

Operations Contact:              Barbara Kent
                                 Tel  212-537-1449
                                 Fax  212-537-1868

Payments to Party B:             LaSalle Bank, Chicago, Illinois
                                 ABA No. 071 000 505
                                 Reference:  SATURNS 2001-8
                                 Unit Account / AC-2090067/
                                 Account No.: 67-8920-00-0

Operations Contact:              Brian Ames
                                 Tel:  312-904-7807
                                 Fax: 312-904-2084


         9. Fractional Unit Make-Whole Amount. In the event any exercise or deemed exercise hereunder would result in a fractional Unit (as defined in the Trust Agreement) remaining after such exercise, Party A shall, in addition to amounts payable hereunder, pay to Party B the remaining fractional Unit Principal Balance (as defined in the Trust Agreement) together with accrued interest on such Unit and, if applicable, any Additional Distribution (as defined in the Trust Agreement). Party A shall be entitled to reimbursement from the Expense Administrator to the extent provided in the Expense Administration Agreement.

         Please confirm that the foregoing correctly sets forth the terms of our agreement MS Reference Number S7525 by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


BY: /s/ John Kehoe
   ---------------------------------------
     Name:  John Kehoe
     Title: Attorney in fact

Acknowledged and agreed as of the date first written above:

SATURNS TRUST NO. 2001-8
BY:  LaSalle Bank National Association,
     solely as Trustee and not in its individual capacity.


BY: /s/ Brian D. Ames
   ---------------------------------------
     Name:  Brian D. Ames
     Title: Vice President


MORGAN STANLEY & CO. INCORPORATED hereby agrees to and acknowledges its role as agent for both parties in accordance with the Schedule to the Agreement.


BY: /s/ Susan Portelli
   ---------------------------------------
     Name:  Susan Portelli
     Title: Attorney in fact